EXHIBIT 99.1
                                                                    ------------

                DATAWATCH ANNOUNCES THIRD FISCAL QUARTER RESULTS

                    COMPANY REPORTS RECORD OPERATING PROFITS

LOWELL, MA - JULY 23, 2003 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, IT Service Management and Help Desk solutions, today announced results for its third fiscal quarter.

         Revenues from continuing operations for the quarter ended June 30, 2003 were $5,101,000 down 1% from $5,144,000 in the same period of fiscal 2002. Net income from continuing operations for the fiscal 2003 third quarter was $698,000, or $0.26 per diluted share, compared to $295,000, or $0.11 per diluted share, a year ago.

         Revenues from continuing operations for the nine months ended June 30, 2003 were $13,710,000 down 6% from $14,557,000 in the same period of fiscal 2002. Net income from continuing operations for the first nine months of fiscal 2003 was $665,000, or $0.25 per diluted share, compared to $640,000, or $0.24 per diluted share, a year ago.

         Commenting on the quarter's results, president and CEO Robert Hagger said, "The fundamental improvements that we have made to the business over the last two years are paying off. Year to date net income of $665,000 is a good result. The slow spending environment during the winter months appears to have eased and at the end of our third fiscal quarter we have improved on last fiscal year's nine month results. Also, over the past twelve months, our net cash position improved to $4.3 million from $2.5 million, a 73% increase.

         Although not an indication of future financial results, sales pipelines increased again in the third quarter as did deferred revenue. This gives us confidence moving forward into our fourth fiscal quarter.

         We are especially pleased with the improvement in license revenue over our second quarter which is largely due to the successful launch of Monarch Version 7. Monarch is one of the most popular report mining tools for legacy data in the world. The new version was launched at our user conference in Las Vegas and received an enthusiastic reception from our customers. Our Enterprise-scale products for Report Management and Service Management also did well in the quarter with license revenue 36% higher than the previous quarter.

         In summary, we are very pleased by the results for the quarter and satisfied with our year-to-date position. We now have a very low break-even point, new product versions, continuing investment in development projects, good cash reserves, and no debt."

         Datawatch previously announced that the company will present and discuss its third quarter and year to date results on July 24th at 2 p.m. (ET) in a live conference call broadcast via the Internet at http://www.vcall.com/ClientPage.asp?ID=84161. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation is a leader in business intelligence and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

         Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. News, shareholder information and other corporate information may be found on the company's web site at www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: Datawatch's ability to successfully integrate its recent acquisition of Auxilor Inc.; risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of the new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from
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time to time with the Securities and Exchange Commission, including but not limited to, those appearing in Datawatch's Form 10-K for the year ended September 30, 2002. Any forward-looking statements should be considered in light of those factors.

                                     # # # #

Datawatch Contact:

Alan R. MacDougall, Vice President of Finance & CFO

amacdougall@datawatch.com

Phone (978) 441-2200, ext. 8207;  Fax: (978) 441-1114

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)

                                                             Three Months Ended                Nine Months Ended
                                                          06/30/03        06/30/02         06/30/03        06/30/02
                                                          --------        --------         --------        --------
Revenue:
          Software licenses ......................        $  3,604        $  3,684         $  9,524        $ 10,347
          Maintenance and services ...............           1,497           1,460            4,186           4,210
                                                          --------        --------         --------        --------
Total Revenue ....................................           5,101           5,144           13,710          14,557

Costs and expenses:
    Cost of software licenses ....................             775             687            1,919           2,131
    Cost of maintenance and services .............             563             687            1,794           2,103
    Sales and marketing expenses .................           1,664           1,862            4,626           4,978
    Product development expenses .................             390             311            1,205             972
    General and administration expenses ..........           1,013           1,288            3,321           3,563
    Restructuring costs ..........................            --              --                181              88
                                                          --------        --------         --------        --------
Income from operations ...........................             696             309              664             722
Other income (expense) ...........................               2             (14)               1             (82)
                                                          --------        --------         --------        --------
Income from continuing operations ................        $    698        $    295         $    665        $    640
                                                          ========        ========         ========        ========

Discontinued operations:
    Gain on sale of Guildsoft, net ...............            --              --               --                17
                                                          --------        --------         --------        --------
Income from discontinued operations ..............        $   --          $   --           $   --          $     17
                                                          ========        ========         ========        ========

Net income .......................................        $    698        $    295         $    665        $    657
                                                          ========        ========         ========        ========

Net Income Per Share - Basic and Diluted:
    Continuing operations - Basic ................        $   0.27        $   0.11         $   0.26        $   0.25
    Continuing operations - Diluted ..............        $   0.26        $   0.11         $   0.25        $   0.24
    Discontinued operations - Basic & Diluted ....            --              --               --          $   0.01
                                                          --------        --------         --------        --------

Net Income Per Share - Basic .....................        $   0.27        $   0.11         $   0.26        $   0.26
                                                          ========        ========         ========        ========
Net Income Per Share - Diluted ...................        $   0.26        $   0.11         $   0.25        $   0.25
                                                          ========        ========         ========        ========

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands

                                                       June 30,    September 30,
                                                         2003           2002
                                                       -------        -------
ASSETS:
     Cash and investments .....................        $ 4,321        $ 3,605
     Accounts receivable, net .................          3,576          3,057
     Inventories ..............................            117            171
     Prepaid expenses .........................            547            571
                                                       -------        -------
Total Current Assets ..........................          8,561          7,404

Property and equipment, net ...................            494            732
Other assets ..................................          1,358          1,318
                                                       -------        -------

Total Assets ..................................        $10,413        $ 9,454
                                                       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
     Accounts payable and accrued expenses ....        $ 2,700        $ 3,153
     Deferred revenue .........................          2,828          2,228
                                                       -------        -------
Total Current Liabilities .....................          5,528          5,381

Accrued Severance, less current portion .......              6             13
                                                       -------        -------

Total Liabilities .............................          5,534          5,394

Stockholders' equity ..........................          4,879          4,060
                                                       -------        -------

Total Liabilities and Stockholders' Equity ....        $10,413        $ 9,454
                                                       =======        =======